                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: John Mongelli
         Investor Relations
         (770) 752-6171

            CHOICEPOINT(R) REPORTS STRONG FIRST QUARTER 2004 RESULTS

ALPHARETTA, GA. - APRIL 22, 2004 - ChoicePoint Inc. (NYSE: CPS), today reported first quarter total revenue of $217.2 million, reflecting revenue growth over the comparable period of 2003 of 11 percent. Earnings per share ("EPS") for the first quarter was $0.37 per share, a 5 percent increase over EPS from continuing operations of $0.35 in 2003.

"I am extremely pleased with our first quarter 2004 results and the positive trends we are seeing across many of our businesses" commented Derek V. Smith, Chairman and CEO. "During the quarter, we continued to execute our strategic plan by successfully completing two acquisitions. We are well positioned to have another strong year in 2004."

Chief Financial Officer Steven W. Surbaugh added, "For the quarter, we realized very strong total revenue growth of 11 percent, internal revenue growth of 7 percent and achieved excellent profit performance. Our internal revenue growth, exclusive of homeland security revenue, was our highest quarterly increase in the past three years."

FINANCIAL HIGHLIGHTS - FIRST QUARTER

- Core revenue (total revenue less reimbursable expenses) increased 11 percent to $204.4 million for the quarter ended March 31, 2004 from $184.0 million for 2003. Internal revenue increased 7 percent from 2003, as growth in a majority of our businesses offset difficult comparisons from our marketing businesses and strong homeland security revenues in the first quarter of 2003. First quarter 2004 total revenue increased 11 percent to $217.2 million from $194.9 million in 2003.

- Operating income was $54.3 million for the quarter ended March 31, 2004 compared to $51.8 million for 2003, an increase of 5 percent from 2003, again impacted by the tough homeland security and Marketing Services comparables from the first quarter of 2003.

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-        Net free cash flow (net cash provided by operating activities of continuing operations of $33.1 million less capital expenditures of $12.7 million) was $20.4 million for the quarter ended March 31, 2004 which compares to net free cash flow of $18.6 million in the first quarter of 2003, or an increase of 10 percent.

- Net debt (total debt less cash) for the quarter ended March 31, 2004, decreased by $20.0 million from March 31, 2003, to $67.8 million, as we used cash from operations to fund acquisitions and reduce indebtedness. Our additional remaining debt capacity under our committed financing lines is $355 million.

- During the quarter ended March 31, 2004, the Company acquired The Templar Corporation ("Templar"), a provider of advanced and secure information technology solutions and iMapData.com, Inc. ("iMAP"), an information and analytics company with powerful data visualization capabilities. Both of these businesses are primarily based in the Washington, D.C. area.

- During the first quarter of 2004, ChoicePoint reorganized its product lines in the Business & Government segment into two separate reportable segments - Business Services and Government Services - due to recent acquisitions within the Government Services business unit and a change in managerial and operational reporting responsibilities. Historical information in the following tables has been reclassified to conform with the current presentation.

- During the first quarter of 2003, the Company recorded a $61.2 million pre-tax gain on the sale of our CP Commercial Specialists ("CPCS") business ($32.9 million after tax). The results of CPCS for the period of 2003 prior to the sale are reported as discontinued operations and excluded from discussions of continuing operations.

OPERATIONAL HIGHLIGHTS

INSURANCE SERVICES

- Total revenue increased 14 percent to $86.7 million in the first quarter of 2004 compared to $76.1 million in the prior year, representing an internal revenue growth rate of 12 percent. The personal lines business posted mid-teen internal growth driven by our National Credit File, MVR-related products and our Current Carrier(R) product. Our Insurity operations returned to positive internal revenue growth as expected, posting positive mid-single digit growth for the quarter.

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-        Operating income in Insurance Services was $47.3 million for the first quarter of 2004, up 11 percent from $42.4 million in the prior year. Operating profit margin in Insurance Services for the quarter was 54.5 percent, compared to 55.7 percent in the first quarter of 2003. The increase in operating income is due primarily to the revenue growth discussed above, offset by higher occupancy and new product initiative expenses.


BUSINESS SERVICES

- Total revenue increased 19 percent to $75.9 million in the first quarter of 2004 compared to $63.9 million in the prior year. Internal revenue increased 13 percent for the first quarter of 2004 over the comparable period in 2003 driven primarily by strong growth in our WorkPlace Solutions and Vital Chek business units.

- Operating income in Business Services was $14.4 million for the first quarter of 2004, up 29 percent from $11.2 million in the prior year primarily due to changes in product mix and cost control initiatives, implemented in 2003. Operating profit margin in Business Services for the first quarter of 2004 was 18.9 percent compared to 17.5 percent in 2003, a 140 basis point improvement.

GOVERNMENT SERVICES

- Total revenue increased 4 percent to $17.7 million in the first quarter of 2004 compared to $17.1 million in the prior year primarily due to growth in our public records unit, an increase in forensics work in our Bode laboratories business and growth from the acquisitions of Templar and iMAP. Homeland security revenue comparables caused internal revenue to decline 13 percent for the first quarter of 2004 over the same period in 2003.

- Operating income in Government Services was $4.1 million for the first quarter of 2004, down 6 percent from $4.4 million in the prior year, primarily due to a decline in the project-related homeland security revenues. Operating profit margin in Government Services for the first quarter of 2004 was 23.2 percent compared to 25.7 percent in 2003.

MARKETING SERVICES

- In the first quarter of 2004, revenue excluding reimbursable expenses decreased 11 percent from prior year revenue of $25.6 million to $22.8 million in 2004. Internal revenue also declined 11 percent. Total revenue for the Marketing Services segment (which includes all

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         of the Company's revenue from reimbursable expenses) decreased 2 percent from $36.5 million in 2003 to $35.7 million in 2004. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.

- Operating income in Marketing Services was $4.3 million for the first quarter of 2004, down from $6.9 million in the prior year due primarily to lower revenues. First quarter operating profit margin, as a percentage of revenue without reimbursable expenses, was 18.8 percent (12.0 percent of total revenue) compared to 27.0 percent in first quarter 2003 (18.9 percent of total revenue). Sequentially, operating margins as a percentage of revenue without reimbursable expenses have improved from the third (15.8 percent) and fourth (17.5 percent) quarters of 2003 as the business segment has implemented cost controls to mitigate the impact of the revenue weakness.

OUTLOOK

Based on recent business trends, ChoicePoint continues to expect full year core revenue growth in the 10 to 14 percent range, exclusive of the recently announced Superior Information Services, LLC, Charles Jones, LLC and Service Abstract Corp. acquisitions. Upon the consummation of these transactions, ChoicePoint would expect full year core revenue growth to be in the 13 to 17 percent range, exclusive of any additional 2004 acquisitions. The Company expects to achieve potential year-over-year operating margin expansion of up to 100 basis points based on these revenue assumptions and lower costs associated with the cost reduction initiatives implemented in 2003. Any potential margin improvement will be primarily realized in the latter half of 2004 since Marketing Services and homeland security revenues generated strong margins in the first half of 2003.

WEBCAST

ChoicePoint's first quarter results will be discussed in more detail on April 22, 2004, at 8:30 a.m. EDT via teleconference. The live audio Webcast of the call will be available on ChoicePoint's Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 am EDT at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks.

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Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information about ChoicePoint, visit the Company's Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: demand for the Company's services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on the Company's business, including the direct marketing and public records markets and privacy matters affecting the Company, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

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                                CHOICEPOINT INC.
                              Financial Highlights

(Unaudited)                                                          Three Months Ended
                                                                  ------------------------
                                                                          March 31,
                                                                  ------------------------
(Dollars in thousands, except per share data)                       2004            2003
                                                                  --------        --------
Revenue from products and services (a) ...................        $204,385        $184,005
Reimbursable expenses per EITF 01-14 (b) .................          12,860          10,944
                                                                  --------        --------
Total revenue ............................................         217,245         194,949
                                                                  ========        ========

Cost of services .........................................         110,771          99,786
Reimbursable expenses ....................................          12,860          10,944
Selling, general and administrative expenses .............          39,343          32,416
                                                                  --------        --------
Total costs and expenses .................................         162,974         143,146
                                                                  --------        --------
Operating income .........................................          54,271          51,803
Interest expense .........................................             526           1,006
                                                                  --------        --------
Income from continuing operations before income taxes ....          53,745          50,797
Provision for income taxes ...............................          20,483          19,506
                                                                  --------        --------
Income from continuing operations ........................          33,262          31,291
Income from discontinued operations, net of taxes (c) ....              --             991
Gain on sale of discontinued operations, net of taxes (c)               --          32,893
                                                                  --------        --------
Net income ...............................................        $ 33,262        $ 65,175
                                                                  ========        ========

EPS -  diluted:
     Income from continuing operations ...................        $   0.37        $   0.35
     Discontinued operations, net of taxes ...............              --            0.01
     Gain on sale of discontinued operations, net of taxes              --            0.37
                                                                  --------        --------
     Net Income ..........................................        $   0.37        $   0.73
                                                                  ========        ========
  Weighted average shares - diluted ......................          90,368          89,374
                                                                  ========        ========

Operating Income .........................................        $ 54,271        $ 51,803
Depreciation and amortization expense ....................          13,535          13,391
                                                                  --------        --------
EBITDA (d) ...............................................        $ 67,806        $ 65,194
                                                                  ========        ========

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                                CHOICEPOINT INC.
                        Financial Highlights (continued)

(a) Revenue from products and services excludes revenue from reimbursable expenses (see (b) below). The Company uses revenue from products and services (also referred to as core revenue) to measure its continuing operations without the effect of reimbursable expenses.
(b) Reimbursable expenses per Emerging Issues Task Force ("EITF") 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint's customers and recorded as revenues and expenses in accordance with EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred". As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded their impact in our calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. First quarter pass-through expenses totaled $162.3 million in 2004 and $150.0 million in 2003.
(c) On February 28, 2003, the Company sold its CPCS operating unit. The pre-tax proceeds from the sale of CPCS were approximately $87 million. CPCS is reported as a discontinued operation for all periods presented and the results of its operations are reflected separately from the results of continuing operations.
(d) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), is not presented as a substitute for operating income, net income or cash flows from operating activities. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because such data is used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance.


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                                CHOICEPOINT INC.
                        Financial Highlights (continued)

(Unaudited)                                                                  Three months ended March 31,
                                                                             ----------------------------
(Dollars in thousands)                                                          2004             2003
                                                                              --------         --------
CASH FLOW HIGHLIGHTS
Income from continuing operations ....................................        $ 33,262         $ 31,291
Depreciation & amortization ..........................................          13,535           13,391
Changes in assets & liabilities and other ............................         (13,729)         (13,516)
                                                                              --------         --------
Net cash provided by operating activities of continuing operations ...        $ 33,068         $ 31,166
Net cash used by activities of discontinued operations ...............        $     --         $ (8,229)
Acquisitions & investments, net of cash acquired .....................        $(66,220)        $(37,608)
Cash proceeds from sale of business ..................................              --           87,000
Capital expenditures .................................................         (12,697)         (12,610)
Other investing activities ...........................................              --               --
                                                                              --------         --------
Net cash (used) provided by investing activities .....................        $(78,917)        $ 36,782
Net cash provided (used) by financing activities .....................        $ 26,758         $(68,525)

KEY BALANCE SHEET HIGHLIGHTS                                             3/31/04
                                                                        --------
Debt ...........................................................        $ 72,090
Cash ...........................................................           4,319
                                                                        --------
Debt (net of cash) .............................................        $ 67,771
Shareholders' Equity ...........................................        $834,082
Days sales outstanding (adjusted for pass-through expenses) ....         41 days

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                           CHOICEPOINT INC.
                         2004 SEGMENT RESULTS

                                                             Q1 2004
                                                             --------
REVENUE
Insurance Services ..................................        $ 86,727
Business Services ...................................          75,941
Government Services .................................          17,741
Marketing Services ..................................          22,811
Royalty .............................................           1,165
                                                             --------
Revenue from products and services ..................         204,385
Reimbursable Expenses per EITF 01-14 ................          12,860
                                                             --------
Total Revenue .......................................        $217,245
                                                             ========
OPERATING INCOME
Insurance Services ..................................        $ 47,260
Business Services ...................................          14,357
Government Services .................................           4,114
Marketing Services ..................................           4,287
Royalty .............................................             204
Corporate & Shared Expenses (a) .....................         (15,951)
                                                             --------
Operating Income ....................................        $ 54,271
                                                             ========
CORE REVENUE GROWTH RATES
Insurance Services ..................................            13.9%
Business Services ...................................            18.9%
Government Services .................................             3.5%
Marketing Services ..................................           -10.8%
                                                             --------
Continuing operations ...............................            11.1%
                                                             --------
INTERNAL REVENUE GROWTH RATES
Insurance Services ..................................            12.2%
Business Services ...................................            13.3%
Government Services .................................           -12.8%
Marketing Services ..................................           -10.8%
                                                             --------
Continuing operations ...............................             6.9%
                                                             --------
OPERATING MARGINS
Insurance Services ..................................            54.5%
Business Services ...................................            18.9%
Government Services .................................            23.2%
Marketing Services ..................................            18.8%
                                                             --------
Operating income as a percentage of revenue
   from products and services ......................             26.6%
                                                             --------
Operating income as a percentage of total revenue...             25.0%
                                                             --------

(a) Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.

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                           CHOICEPOINT INC.
                         2004 SEGMENT RESULTS

                                                  Q1 2003            Q2 2003            Q3 2003       Q4 2003           Total 2003
                                                 ---------          ---------          ---------     ---------          ----------
REVENUE
Insurance Services ......................        $  76,134          $  77,922          $  78,100     $  76,968          $ 309,124
Business Services(b) ....................           63,859             69,014             72,069        71,206            276,148
Government Services(b) ..................           17,136             14,778             15,011        16,410             63,335
Marketing Services ......................           25,573             25,676             22,631        22,762             96,642
Royalty .................................            1,303              1,389              1,305         1,105              5,102
                                                 ---------          ---------          ---------     ---------          ---------
Revenue from products and services ......          184,005            188,779            189,116       188,451            750,351
Reimbursable Expenses per EITF 01-14 ....           10,944             10,470             12,402        11,579             45,395
                                                 ---------          ---------          ---------     ---------          ---------
Total Revenue ...........................        $ 194,949          $ 199,249          $ 201,518     $ 200,030          $ 795,746
                                                 =========          =========          =========     =========          =========
OPERATING INCOME
Insurance Services ......................        $  42,436          $  44,364          $  43,998     $  41,720          $ 172,518
Business Services(b) ....................           11,172             15,321             15,694        14,353             56,540
Government Services(b) ..................            4,399              3,264              2,958         3,919             14,540
Marketing Services ......................            6,908              7,374              3,580         3,987             21,849
Royalty .................................              646                626                416           380              2,068
Corporate & Shared Expenses(a) ..........          (13,758)           (16,469)           (14,850)      (12,936)           (58,013)
                                                 ---------          ---------          ---------     ---------          ---------
   Operating Income before other charges(c)      $  51,803          $  54,480          $  51,796     $  51,423          $ 209,502
                                                 =========          =========          =========     =========          =========
   Other operating charges(c) ...........               --            (19,817)            (4,022)       (7,103)           (30,942)
                                                 ---------          ---------          ---------     ---------          ---------
   Operating Income .....................        $  51,803          $  34,663          $  47,774     $  44,320          $ 178,560
                                                 =========          =========          =========     =========          =========
CORE REVENUE GROWTH RATES
Insurance Services ......................             18.7%              16.2%              10.8%         12.2%              14.4%
Business Services(b) ....................             11.9%              10.1%              18.9%         20.7%              15.4%
Government Services(b) ..................             42.4%              13.2%             -19.6%        -36.0%              -8.7%
Marketing Services ......................              7.8%              -8.1%             -17.6%        -14.7%              -8.7%
                                                 ---------          ---------          ---------     ---------          ---------

Continuing operations ...................             16.0%               9.6%               5.8%          4.1%               8.6%
                                                 ---------          ---------          ---------     ---------          ---------

INTERNAL REVENUE GROWTH RATES
Insurance Services ......................             17.2%              15.0%              10.1%          9.5%              12.8%
Business Services(b) ....................             -4.2%              -5.8%               0.9%          5.0%              -1.1%
Government Services(b) ..................             42.4%              13.2%             -19.6%        -36.0%              -8.7%
Marketing Services ......................             -2.4%             -13.6%             -21.7%        -18.7%             -14.5%
                                                 ---------          ---------          ---------     ---------          ---------

Continuing operations ...................              8.1%               2.4%              -1.2%         -2.6%               1.5%
                                                 ---------          ---------          ---------     ---------          ---------

OPERATING MARGINS
Insurance Services ......................             55.7%              56.9%              56.3%         54.2%              55.8%
Business Services(b) ....................             17.5%              22.2%              21.8%         20.2%              20.5%
Government Services(b) ..................             25.7%              22.1%              19.7%         23.9%              23.0%
Marketing Services ......................             27.0%              28.7%              15.8%         17.5%              22.6%
                                                 ---------          ---------          ---------     ---------          ---------

Operating income before other operating
  charges, percentage of revenue from
  products and services(c) ..............             28.2%              28.9%              27.4%         27.3%              27.9%
                                                 ---------          ---------          ---------     ---------          ---------

Operating income as a percentage of
  total revenue .........................             26.6%              17.4%              23.7%         22.2%              22.4%
                                                 ---------          ---------          ---------     ---------          ---------


(b) In 2004, the Company reorganized its product lines in the Business & Government segment into two separate reportable segments. Historical information has been reclassified to conform with the current presentation.
(c) The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.

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